RICH SCHINELLER

Good morning everyone, and thank you for joining us for the China Direct Trading Corporation Third Quarter conference call. My name is Rich Schineller and immediately after the reading of the safe harbor statement, which all contents of this call are subject to, I will hand over the call to Howard Ullman, Chairman and CEO of China Direct. We have received many questions from interested shareholders and Howard will address these following the prepared remarks.

This conference call, including any financial information and projections, will contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on China Direct's and its subsidiaries' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect and actual results may differ significantly, materially from those anticipated results set forth in such statements. No forward-looking statement is or can be guaranteed. Current revenues and revenue growth are not a reliable indicator of future financial results and should not be relied upon by investors as such an indicator. The sale of power generators and propane gas can be affected by a number of factors that are beyond the control of China Direct or CPS, including seasonal sales cycles, availability of affordable inventory financing, predatory pricing by competitors and weather conditions. Further, start-up businesses are inherently risky ventures prone to fail within the first two years of business. There can be no assurance that the new CPS propane gas division will be profitable or will be able to lure customers away from more established, larger propane gas vendors. China Direct and CPS undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release and risks associated with any investment in China Direct should be evaluated together with the many uncertainties that affect our business, particularly those stated in the cautionary statements and risk factors in current and future China Direct SEC Filings, which statements we hereby incorporate by reference herein.

I want to remind all callers that this call is being recorded and a replay of the call will be available for two weeks and will be accessible at (641) 985-5000, access code 1076491#. If investors have questions they would like addressed on this conference call, you may email questions to rich@chdt.us and we will do our best to answer them on this call.

HOWARD ULLMAN:

Thanks  Rich.  Good  morning  everyone  and thanks for  joining us for the China
Direct  third  quarter   conference  call.  I'm  Howard  Ullman,   chairman  and
ceo/president of China Direct.

Our investors have sent many questions regarding results and developments in many of our business, so what I am going to do is provide an overview of last quarter's results and then go right to the questions that have been submitted to us already.

As you know from today's press release and 10Q we reported an increase in gross revenue numbers as compared to last year but a decrease when compared to the previous second quarter of 2006. We also reported a loss for this quarter.

This has been a result of two factors: first, a slowdown in new generator sales as a result of no storm activity and our desire to catch up on backlogged orders rather than increase marketing for new sales and second, greatly diversifying our business line in FY 2006 through the acquisitions of Complete Power Solutions and Capstone. With Capstone's products and senior management heading our consumer business lines, and with a year of experience in promoting Complete Power Solutions, we are confident that moving forward we will achieve greater gross revenues and achieve sustained profitability in FY 2007.

The loss in the 3rd Quarter FY 2006 was also the result of increased overhead from the acquisitions in FY 2006.

Revenues for the 3rd Quarter FY2006 were $1,917,557, an increase of 747% over revenue of $256,788 from the corresponding 3rd quarter of 2005. First nine months 2006 revenue totaled $8,399,323 as compared to revenue of $722,158 for the first nine months of 2005. Revenue growth in 2006 was primarily due to generator sales driven through the 51%-owned Complete Power Solutions, LLC subsidiary ("CPS").

The net loss for the 3rd quarter totaled $102,412 as compared to a loss of $80,599 in the corresponding Q3 of FY2005. Net income for the first nine months increased to $315,191 as compared to a loss for the first nine months of 2005 of $(184,464).

The lack of storms in the third quarter gave us and our subsidiaries time to establish a solid foundation for growth going forward - we used this quarter to catch up on backlogged generator orders and as a result our ability to sell and complete generator installations is stronger than ever, our acquisition of Capstone Industries is yielding immediate revenue and profit traction in the fourth quarter, and soon we expect to see roof tiles sales flow into the revenue mix We are focused on growing revenues, driving costs down and establishing a consistent profit profile. The standby power contracts we are quoting now are for the larger commercial unit market such as condominium buildings and businesses. We anticipate that sales in this arena should be strong going forward into 2007.

Many smaller standby power companies have gone out of business in this period and we are getting calls from many businesses to assist and provide product as well as support services for them. This has created another revenue stream for us. We do not need an active storm season to be successful - there is a lot of business here as well as in other locations we have or plan on expanding into. CPS Naples has delivered units to various builders design centers and the business there will be mostly from select builders who have contracted with CPS as the exclusive provider of generator's and installations.

As we announced earlier our 2006 strategic plan is to initiate strategic investment, acquisition and merger opportunities with domestic distribution companies that can leverage our extensive sourcing network of China-based manufacturers.

We decided that expanding domestic distribution opportunities through strategic investment and acquisition provided significant potential for enhancing revenue, net worth and cash flow. Our board created and funded an initial credit line to implement this objective and our first acquisition of a controlling interest in Complete Power Solutions has brought great success, and we anticipate great things from our acquisition of Capstone Industries.

I would now like to move onto answering the questions we have received prior to this call

Rich:

WHERE DO YOU SEE THE FUTURE GROWTH OF THE COMPANY?
I see potential growth occurring in two places, internally through our subsidiaries increasing their sales as we have seen the past two quarters and we also are looking to grow though acquisitions in any of our current business lines - we look for candidates who can add immediately to our revenues and hopefully income performace. This is part of our ongoing strategic plan.

WHY HAVE OPERATING EXPENSES HAVE GONE FROM OVER A MILLION IN Q2 TO $75K IN Q3?? THERE IS NO COMPENSATION NUMBER AT ALL FOR Q3 WHEREAS IN Q2 IT WAS OVER $700K? THIS FILING IS VERY CONFUSING AND THINGS SEEM OUT OF WHACK.

These are excellent questions and are utmost on any investors mind who closely analyzes the numbers.

Quite frankly we should have provided more detail on how our accountant made changes to payroll, operating expenses and cost of sales.

In comparing CPS 2nd and 3 rd qtr there are several things that have occurred that you see reflected in our results.

     1. Our accountants have reclassified Year to Date direct payroll costs that relate to generator installs form General Admin (compensation) into COST OF SALES. As we don't have the actual adjustment numbers from the accountant yet the Year to date impact is certainly in excess of $525 thousand taken out of GA and reclassified into Cost of sales

         This will allow CPS to more accurately determine their Gross Profit on installs. This was also done the same with Auto Truck expense moving $52 thousand out of GA and into Cost of sales. This expense relates to installs as well.

     2. The impact of these 2 Year to date adjustments has increased COS in the 3rd qtr by $577k alone. This is why CHDT Gross Profit is only $195 thousand or 11.34% of sales where in June Gross profit was 37.62% of sales. If you eliminate the effect of this $577 thousand adjustment then Gross profit would have been 40.2% even higher than shown in June YTD.

The point is these reclassifications have distorted results in regard to Cost of Sales, Compensation and General administration numbers in the 3rd qtr but was needed to better monitor our performance. Note that these reclassifications do not have any impact to the net income line, which we discussed previously. Going forward these reclassifications will allow us to more accurately monitor business unit performance.

During the3rd qtr in order to better analyze our generator business , our accountants have reclassified certain payroll and direct install expenses out of compensation expense and General Admin into Cost of Sales. Because these reclassifications are for the 9 months they have distorted the 3rd qtr numbers. That is why Cost of Sales is higher and you see much lower expenses reported in Compensation and other Generl Admin.

One other point the YTD numbers for Total Operating exps as of 9-30 are $1.574,074 which represents 9 months . Our true quarterly expenses under the new classification are on average $525k per qtr. $75k as reported are because of the reclassifications as previously noted.


IS CPS SELLING PROPANE GAS YET?
Yes but not directly. We currently are selling gas to our customers but are buying it from another gas supplier and we do make a profit on the gas we sell. We are handling all of our own gas permits, installations, and hook ups but we cannot dispense gas with our own trucks until we have found our own storage facility and put up our own storage tanks. Once we have accomplished this last step we can then begin selling gas with our own trucks.

HOW ARE TILES SALES GOING? WHICH AUDIENCE DOES CHDT TARGET WITH THEIR ROOF TILES? THE HIGH-END MARKET? IT SEEMS TO ME THAT THE CHDT ROOF TILES ARE QUITE EXPENSIVE, BUT THEY LOOK VERY GOOD!

Our tiles are clay, which is more expensive than cement - but our clay tile prices are are on the low end and very competitive.

OBS focuses on selling to distributors and builders. We look to these client sources as a sounding board for what the market wants and will pay.

It took us 8 months to get our tile approved and for the last 2 months we have been adding 18 new colors that are most commonly used in the Southeast and out West. We have added many Earth tone colors that can be used to make beautiful blends. We have had a great response from developers and distributors nationwide and are working hard on setting up a network of distributors nationwide. There has been a delay in getting the tiles out to the market due the approval process and need to change colors - but we are still optimistic about the potential of the tiles. We have color schemes now that are, in our opinion, suitable for the local markets and we are optimistic about future market acceptance.

 If we make profits from the power generators and tiles, we should be able to attain our goal of sustained profits in consecutive quarters.


WILL WE HAVE ADDITIONAL TILE STYLES AND WHEN?
As our recent PR stated we will have the Spanish S and Barrel styles for late 1st/early 2nd 2007 as they are now in the testing process. We have also had customers request slate tile and we have now sourced that as well.

HOW IS THE CAPSTONE ACQUISITION GOING? HAVE THEY INTRODUCED NEW PRODUCTS?
We are looking to Capstone to lead our consumer product business line and diversification of products is the way to lead a growth strategy in low tech consumer goods. We believe we can establish profitable niches in select retail markets, generally national and regional chains, for these products.

Regarding Capstone products - We actually introduced 4 new Booklights in the 4th quarter. The 3 LED auto open booklight, the Ultraslim LED booklight, the Wallet Magnifier and our industry leader 3 LED Rechargeable Booklight. These new products are doing extremely well along with our extensive existing line and have been placed in various retailers. A comprehensive selection of our products can be seen at Target and Barnes & Noble. In 2007 we will be expanding our offers in Task Lighting, Booklights (Adults and Children), LED Magnifiers and Sporting Goods lighting.


WHEN WILL YOU APPLY FOR NASDAQ
We are focused now on establishing regular revenue growth and profitability on a quarter to quarter basis. When and if we reach the point where we are eligible to file for NASDAQ, we will certainly seek to do so, but our emphasis now is on the basics: producing sustainable revenue and profit growth.

DO YOU ANTICIPATE GROWTH FOR 4TH QT 2006 AND BEYOND?
We are optimistic about 4th Q gross sales in FY 2006. With respect to income, we'll have to wait and see what impact any tile sales as well as generator sales go for the rest of the quarter. Overall, we believe that the company now has products and management that can deliver sustained growth and profitability, but as a micro cap company, we face many challenges on delivering on the goal of sustained growth and profitability.

I NOTICED A DROP OFF IN PRESS RELEASES. WILL THAT CONTINUE?
We release information to the public when and if we deem it informative and material and important enough to issue. It comes in cycles based on what we are doing. Like all companies, we have a balancing act to perform between keeping the public informed and putting out information merely to be putting out information. We want to avoid the later, but since our company does not YET have the desired following among analysts and news media, we feel the need to issue press releases to advise the public on our ongoing marketing and sales efforts. In the future, we expect to put more emphasis into increasing coverage of our business in trade industry news and increasing our visibility among securities firms. We will continue building a solid company based on solid developments that result in solid numbers.

HOW ARE TRADE RELATIONS WITH CHINA?
China Direct has been conducting business in China for years through Souvenir Direct Inc. China is a vital player in the world economy and, while one can never predict how world events will affect US-China trade, we do not anticipate any problems in securing goods from China on very competitive terms. China's stake in maintaining trade has become key to its growth and it is unlikely China will undermine that growth for political reasons. We have not experienced any problems in securing Chinese goods. The only obstacles to selling those goods in the US is to obtain US government approval or UL approval for those products. Even there, we have not seen any problems, other than the time to obtain such approvals and resulting delay in delivery of products.

ARE YOU LOOKING INTO DOING BUSINESS WITH VIETNAM?
Since we do not obtain products from or sell into Vietnam, and we have no current plans to do so, not at this time. There are other more attractive markets in the US - plus the cost of marketing domestically is cheaper than abroad.

DOES THE COMPANY HAVE PLANS ON SELLING INTO THE CHINA MARKET?
CHDT does have plans to sell American products to the Chinese market. We are currently in talks with US companies involved in software, telecom technologies, as well as consumer staple goods. Most likely these initiatives will not contribute to our revenue streams until FY 2007.

WHAT IS THE SALES TARGET FOR CHDT FOR 2007? FOR 2006 A TARGET OF +/- 20 MIO$ WAS PUT FORWARD SOME TIME AGO. IS THIS STILL REALISTIC? We are still ascertaining the sales goals for 2007.

All of our subsidiaries are expected to grow in terms of gross revenenues in the 4th Q as well as FY 2007. Our challenge is profitability.

SDI and Capstone will merge by year end which will result in lowered operating costs for the two combined companies. We also have begun merging customers and product lines which will increase our overall sales. And lastly we will be implementing new product lines to sell to our established mass merchants.

OBS has just begun generating revenues and this subsidiary should be one of our fastest growing subsidiaries in our company. Once the company has set up distributors for its roof tiles it will begin marketing other building supply products that are in high demand and can be imported for less than the current market pricing.

DOES THE COMPANY PLAN ON GIVING OUT ANY DIVIDENDS? IF SO WHAT IS THE TIME LINE FOR THAT?
Not at this time

DOES THE COMPANY PLAN ON DOING ANY SHARE BUYBACKS? IF SO AROUND HOW
MUCH?
The company may consider a share buyback program in 2007 but does not anticipate any share buyback purchases in 2006.


WHAT IS THE COMPANIES PLAN TO GET THE PRICE PER SHARE BACK UP?

The company's plan to increase shareholder value is to continue to grow its current subsidiaries as well as acquisitions. Capstone and Souvenir Direct will merge into one gift company and that company will begin to diversify its product range to it's many established mass merchants. Overseas Building supply is in the process of setting up a nationwide network of roof tile distributors. Once this is complete the company will then turn to other high demand building materials that can be imported for less than current market price. Complete Power Solutions continues to streamline the installation process and for the first time has begun TV commercials along with its existing print and radio Advertising.

By continuing to grow revenues and earnings the company expects share price to continue to grow. Keep in mind that our stock was under 0.02 at the beginning of this year and we have increased the value of our stock this year and occasionally we have seen our stock at a ten fold increase. So I think we have made headway this year in regards to our stock price and we look forward to continuing to increase Shareholder value

HAS THE COMPANY BEEN DOING ANY DILUTION? IF SO HOW MUCH?

We have gone great lengths to avoid dilution any way we can. All of the money raised this year was financed by our Board into preferred stock in order to avoid convertible debenture type financing that can lead to unforeseen dilution. So far this year we have a net decrease in issued and outstanding shares of Common Stock We began 2006 with almost 566,000,000 shares and now stand at approximately 540,000,000 .

DOES THE COMPANY PLAN ON DOING ANY REVERSE STOCK SPLITS?

The company does not anticipate a r/s in the near future. The Company considers on an ongoing basis ways to enhance shareholder value. Such possible actions include a reverse stock split to increase the market price of the stock. We need to make sure that if such an action is taken, it is taken at a time and under circumstances when the Company's financial performance is strong enough to support the post-split market price and prevent a slide of that price to pre-split levels."

DOES CHDT HAVE PLANS TO EXPAND CONTRACTS WITH ADDITIONAL HOME DEPOT "MIDDLEMEN" BEYOND FLORIDA?

Our company, through its various subsidiaries, sells to Home Depot, Wal-Mart, Barnes and Nobles, Sams, Costco, K-Mart, Target, and many more so we are experienced working with major retailers and we will continue to leverage these relationships with upcoming new product lines.

WE ANXIOUSLY ANTICIPATED THE APPROVAL FOR OUR CHINESE ROOFING TILES LAST MAY FROM DADE COUNTY FL. APPROVAL WAS GRANTED AND THE FIRST SHIPMENTS OF OUR TILES WERE MADE AVAILABLE THIS PAST SUMMER. BASED ON THESE FACTS, THE STOCK WAS SUPPOSED TO REACT POSITIVELY AND JUST THE OPPOSITE WE EXPERIENCED A PER SHARE PRICE DROP FROM 23 CENTS TO UNDER 4 CENTS. CAN YOU ADDRESS THIS QUESTION AS TO WHY OUR STOCK PRICE DETERIORATED SO DRAMATICALLY AND WHAT ARE OUR FUTURE PROSPECTS FOR STOCK GROWTH FROM THE TILE DIVISION?

China Direct is working on increasing institutional support of its stock through increased IR efforts, including visits to broker-dealers, asset managers, etc. The lack of institutional support, which is common among micro cap companies, causes the stock price to float below what we believe is a fair market price. We need to have sustained, consecutive quarters of solid financial results to win that institutional support - this is the action most needed to sustain any increase in market price.

In 2003, China Direct was a dead company. No business. No revenues. No future. Since 2003, I have worked diligently to build a company that has operations, has revenues and has a future. Our focus is to build a company that can produce steady growth in revenues and income, a company that can produce profits each quarter. That is key to attracting institutional support and market maker support for our stock and that support is key to getting our stock price up and keeping it there. I am confident we will get there - perhaps not as quickly as we want or as quickly as the public investor wants. We have acquired our core growth businesses this fiscal year - Capstone and Complete Solutions. With acquisitions, there is increased overhead and expenses - hopefully, the combined company, with a solid operating management team in place, can produce the revenues and profits to enhance shareholder value. Many of the questions about expenses are recognition issues. I not only have reduced my pay to help the company and to reflect the introduction of a new operating management team with Capstone, but I take it in restricted shares of stock and I take it once or twice a year, not monthly. With respect to gross revenues, we book income when the product is delivered and the sale consummated - so, backlog does not automatically translate into sales and gross revenues. I believe that you will get an accurate picture of the new China Direct in 2007 - once we have eliminated duplicative costs and have implemented the new plan for the consumer products as well as expanded the power generator markets."


ANY MORE QUESTIONS?

No - thank you for joining us for the call and I thank you for your interest in our company and look forward to continuing to perform to the best of our abilities in growing the value of the company and your investment.